EXHIBIT 23.1

To the Board of Directors
New World Brands, Inc.

We have issued our report dated August 29, 2001 accompanying the consolidated financial statements of New World Brands, Inc. and subsidiaries (formerly known as Oak Tree Medical Systems, Inc.) included in the Annual Report on Form 10-KSB for the fiscal year ended May 31, 2001, which is incorporated by reference in this Registration Statement Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

                                                       /s/WISS & COMPANY
                                                          WISS & COMPANY, LLP

Livingston, New Jersey
April 23, 2002